     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 1998



                                                      REGISTRATION NO. 333-46345

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           STERLING BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                             6712                           74-2175590
  (state or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)    Classification Code Number)         Identification Number)

                            15000 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040
                                 (713) 466-8300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                GEORGE MARTINEZ
               CHAIRMAN OF THE BOARD AND CHIEF FINANCIAL OFFICER
                           STERLING BANCSHARES, INC.
         15000 NORTHWEST FREEWAY, HOUSTON, TEXAS 77040, (713) 466-8300
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                    Copy to:

                               G. MICHAEL O'LEARY
                                DAN A. FLECKMAN
                             ANDREWS & KURTH L.L.P.
                         600 TRAVIS STREET, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time and as soon as practicable after the Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                            ------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

     All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in this Registration Statement. All of such amounts (except the SEC registration fee) are estimated.

SEC Registration Fee........................................    $25,960
Blue Sky Fees and Expenses..................................      5,000
Printing and Engraving Costs................................      5,000
Legal Fees and Expenses.....................................     20,000
Accounting Fees and Expenses................................      2,000
Transfer Agent and Registrar Fees and Expenses..............      5,000
Miscellaneous...............................................      7,040
                                                                -------
     Total..................................................    $70,000
                                                                =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of Sterling provide that its directors and officers may be indemnified against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceedings (whether by or in the right of Sterling or otherwise) in which he may become involved or with which he may be threatened, by reason of his being or having been such a director or officer, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, provided that the Board of Directors of Sterling shall, in the exercise of its business judgment, determine that such indemnification is in the best interest of Sterling.

     Sterling's Bylaws provide for indemnification of directors and officers to the full extent permitted by law. In the case of a derivative or other action by or in the right of Sterling where a director is found liable, indemnity is predicated on the determination that indemnification is nevertheless appropriate, by majority vote of a committee of disinterested directors or by independent legal counsel.

     Under the Texas Business Corporation Act (the "TBCA"), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     Under an insurance policy maintained by Sterling, the directors and officers of Sterling are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, action, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


    EXHIBIT NUMBER                              DESCRIPTION
    --------------                              -----------
          3.1      --   Restated and Amended Articles of Incorporation of Sterling
                        (incorporated herein by reference to Exhibit 3.1 to the
                        Company's Registration Statement on Form S-4 (File No.
                        333-27185)).
          3.2      --   Restated Bylaws of Sterling (incorporated herein by
                        reference to Exhibit 4.2 to the Company's Registration
                        Statement on Form S-8 effective November 25, 1996 (File No.
                        333-16719)).
         +5.1      --   Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
         10.1      --   1994 Incentive Stock Option Plan of the Registration
                        (incorporated by reference to Exhibit 10.1 to the Company's
                        Annual Report on Form 10-K for the year ended December 31,
                        1994).
         10.2      --   1994 Employee Stock Purchase Plan of the Registrant
                        (incorporated by reference to Exhibit 10.2 to the Company's
                        Annual Report on Form 10-K for the year ended December 31,
                        1994).
         10.3      --   1984 Incentive Stock Option Plan of the Registrant
                        (incorporated by reference to Exhibit 10.1 to the Company's
                        Registration Statement on Form S-1(File No. 33-51476)).
         10.4      --   Settlement and Release Agreement dated October 2, 1995,
                        between Sterling Bancshares, Inc., and C. Frank Kurtin
                        (incorporated herein by reference to Exhibit 10.5 to the
                        Company's Annual Report on Form 10-K for the year ended
                        December 31, 1996).
         10.5      --   Consulting Contract dated October 2, 1995, between Sterling
                        Bancshares, Inc., and C. Frank Kurtin (incorporated herein by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).
         10.6      --   1995 Non-Employee Director Stock Compensation Plan
                        (incorporated by reference to Exhibit 5.1 to the Company's
                        Registration Statement on Form S-8 (File No. 333-16719)).
        +23.1      --   Consent of Deloitte & Touche LLP, Independent Auditors.
        +23.2      --   Consent of Andrews & Kurth L.L.P. (included in their opinion filed herewith as Exhibit 5.1).
         24        --   Powers of Attorney (included on the signature page).


---------------

+ Filed herewith.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of February, 1998.

                                          STERLING BANCSHARES, INC.

                                                  /s/ GEORGE MARTINEZ
                                          --------------------------------------
                                          George Martinez, Chairman of the Board
                                               and Chief Financial Officer
                                              (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Martinez, and Michael A. Roy, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                  POSITION                      DATE
                  ---------                                  --------                      ----
             /s/ GEORGE MARTINEZ               Chairman of the Board and Chief       March 2, 1998
---------------------------------------------  Financial Officer and Director
               George Martinez                 (Principal Executive and Financial
                                               Officer)

             /s/ GEORGE MARTINEZ               Principal Accounting Officer          March 2, 1998
---------------------------------------------
               George Martinez

                      *                        Director                              March 2, 1998
---------------------------------------------
            J. Downey Bridgwater

                      *                        Director                              March 2, 1998
---------------------------------------------
               C.P. Bryan, Jr.

                      *                        Director                              March 2, 1998
---------------------------------------------
                John H. Buck

                      *                        Director                              March 2, 1998
---------------------------------------------
             John B. Carter, Jr.

                  SIGNATURE                                  POSITION                      DATE
                  ---------                                  --------                      ----
                      *                        Director                              March 2, 1998
---------------------------------------------
              James M. Clepper

                      *                        Director                              March 2, 1998
---------------------------------------------
            Walter P. Gibbs, Jr.

                      *                        Director                              March 2, 1998
---------------------------------------------
               Bruce J. Harper

                      *                        Director                              March 2, 1998
---------------------------------------------
              Glenn H. Johnson

                      *                        Director                              March 2, 1998
---------------------------------------------
              James J. Kearney

                      *                        Director                              March 2, 1998
---------------------------------------------
               Russell I. Orr

                      *                        Director                              March 2, 1998
---------------------------------------------
             Christian A. Rasch

                      *                        Director                              March 2, 1998
---------------------------------------------
             Steven F. Retzloff

                      *                        Director                              March 2, 1998
---------------------------------------------
               Raimundo Riojas

                      *                        Director                              March 2, 1998
---------------------------------------------
            Cuba Wadlington, Jr.

           *By /s/ GEORGE MARTINEZ
  ----------------------------------------
    George Martinez, as attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
 3.1      --  Restated and Amended Articles of Incorporation of Sterling
              (incorporated herein by reference to Exhibit 3.1 to the
              Company's Registration Statement on Form S-4 (File No.
              333-27185)).
 3.2      --  Restated Bylaws of Sterling (incorporated herein by
              reference to Exhibit 4.2 to the Company's Registration
              Statement on Form S-8 effective November 25, 1996 (File No.
              333-16719)).
+5.1      --  Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
10.1      --  1994 Incentive Stock Option Plan of the Registration
              (incorporated by reference to Exhibit 10.1 to the Company's
              Annual Report on Form 10-K for the year ended December 31,
              1994).
10.2      --  1994 Employee Stock Purchase Plan of the Registrant
              (incorporated by reference to Exhibit 10.2 to the Company's
              Annual Report on Form 10-K for the year ended December 31,
              1994).
10.3      --  1984 Incentive Stock Option Plan of the Registrant
              (incorporated by reference to Exhibit 10.1 to the Company's
              Registration Statement on Form S-1 (File No. 33-51476)).
10.4      --  Settlement and Release Agreement dated October 2, 1995, between Sterling Bancshares, Inc., and C. Frank Kurtin
              (incorporated herein by reference to Exhibit 10.5 to the
              Company's Annual Report on Form 10-K for the year ended
              December 31, 1996).
10.5      --  Consulting Contract dated October 2, 1995, between Sterling
              Bancshares, Inc., and C. Frank Kurtin (incorporated herein by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).
10.6      --  1995 Non-Employee Director Stock Compensation Plan
              (incorporated by reference to Exhibit 5.1 to the Company's
              Registration Statement on Form S-8 (File No. 333-16719)).
+23.1     --  Consent of Deloitte & Touche LLP, Independent Auditors.
+23.2     --  Consent of Andrews & Kurth L.L.P. (included in their opinion filed herewith as Exhibit 5.1).
24        --  Powers of Attorney (included on the signature page).


---------------

+ Filed herewith.